UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

AKORN, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Akorn, Inc. began sending the following communication to customers on May 3, 2017.

May 3, 2017

To Our Valued Partners,

I’m pleased to inform you that Fresenius Kabi has agreed to acquire Akorn, Inc., including our full complement of Generics, Brand Rx, Akorn Consumer Health and Akorn Animal Health offerings.

It is still very early in the process, but I wanted to let you know, because you may read about this in the news. We just announced this publicly, so there will be a period of several months where the transaction is reviewed by regulators and shareholders vote.  We expect to complete the acquisition by early 2018, and we’ll keep you informed of our progress.

In the meantime, Fresenius Kabi and Akorn, Inc. are still operating as two separate and independent companies. There are absolutely no changes in how we work with you, and you do not need to do anything different at this time.

As our partner, we wanted you to hear from us on this positive development.  Please visit the Akorn website, (http://investors.akorn.com/phoenix.zhtml?c=78132&p=irol-newsArticle&ID=2264189) to view our news release.  It was issued jointly and gives more background on this news, and why we see it as a very positive development for our customers.

We thank you for your business and look forward to sharing more information in the coming months.

Sincerely,

Mark Dudick
Vice President National Accounts
Akorn Inc.

Additional Information and Where to Find It
This letter may be deemed to be solicitation material in respect of the proposed acquisition of Akorn, Inc. (“Akorn”) by Fresenius Kabi AG (“Fresenius Kabi”). In connection with the proposed acquisition, Akorn intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including Akorn’s proxy statement in preliminary and definitive form. Shareholders of Akorn are urged to read all relevant documents filed with the SEC, including Akorn’s proxy statement when it becomes available, because they will contain important information about the proposed transaction and the parties to the proposed transaction. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Akorn at http://investors.akorn.com/phoenix.zhtml?c=78132&p=irol-sec or by directing a request to Stephanie Carrington, Senior Vice President, ICR at 847-279-6162 or Stephanie.Carrington@icrinc.com.

Participants in the Solicitation
Akorn and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from shareholders of Akorn in favor of the proposed transaction. Information about Akorn’s directors and executive officers is set forth in Akorn’s Proxy Statement on Schedule 14A for its 2017 Annual Meeting of Shareholders, which was filed with the SEC on March 20, 2017, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on March 1, 2017. These documents may be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants which may, in some cases, be different than those of Akorn’s shareholders generally, will also be included in Akorn’s proxy statement relating to the proposed transaction, when it becomes available.